Exhibit 99.1


    Buffalo Wild Wings, Inc. Announces First Quarter 2007 Results

        - Earnings per diluted share increase of 58% to $0.63 -


    MINNEAPOLIS--(BUSINESS WIRE)--May 1, 2007--Buffalo Wild Wings, Inc. (Nasdaq:BWLD), announced today financial results for the first quarter ended April 1, 2007. Highlights for the first quarter versus the same period a year ago were:

    --  Total revenue increased 24.3% to $79.9 million

    --  Company-owned restaurant sales grew 24.5% to $71.1 million

    -- Same-store sales increased 8.7% at company-owned restaurants and 3.3% at franchised restaurants

    --  Earnings per diluted share increased 58% to $0.63 from $0.40

    Sally Smith, President and Chief Executive Officer, commented, "First quarter sales continue to show the strength of the Buffalo Wild Wings' brand. Key to the industry-leading same-store sales of 8.7% at company-owned restaurants and 3.3% at franchised locations is the expanded media campaign and the guest-driven focus in our restaurants that reinforces our brand promise: YOU HAVE TO BE HERE(TM). Average weekly sales volumes again outpaced our same-store sales trends, with increases of 9.5% at company-owned restaurants and 4.7% at franchised locations. With year-over-year improvements and leveraging throughout our statement of earnings, we delivered earnings per diluted share of $0.63, an impressive 58% increase over the prior year."

    Total revenue, which includes company-owned restaurant sales and franchise royalties and fees, increased 24.3% to $79.9 million in the first quarter compared to $64.3 million in the first quarter of 2006. Company-owned restaurant sales for the quarter increased 24.5% to $71.1 million driven by a company-owned same-store sales increase of 8.7% and 16 more company-owned restaurants in operation at the end of first quarter 2007 relative to the same period in 2006. Franchise royalties and fees increased 23.4% to $8.8 million versus $7.2 million in the prior year. This increase was due to a franchised same-store sales increase of 3.3% and 39 more franchised restaurants at the end of the period versus a year ago.

    Average weekly sales for company-owned restaurants were $39,254 for the first quarter of 2007 compared to $35,857 for the same quarter last year, a 9.5% increase. Franchised restaurants averaged $46,439 for the period versus $44,342 in the first quarter a year ago, a 4.7% increase.

    For the first quarter, earnings per diluted share were $0.63, as compared to first quarter 2006 earnings per diluted share of $0.40.

    2007 Outlook

    Ms. Smith concluded, "Second quarter is off to a great start. Same-store sales continue strong at both company-owned and franchised restaurants. We remain dedicated to our four key strategic initiatives: Enhance the Guest Experience, Optimize Performance, One System-One Voice, and Open Strong-Stay Strong. We are confident in achieving our annual performance targets of over 15% unit growth, over 20% revenue growth, and over 25% net income growth in 2007."

    Included in this release is information regarding restaurant unit counts, same-store sales and average weekly sales volumes. Our management team believes such information is an important measure of our performance and is useful in assessing consumer acceptance of the Buffalo Wild Wings Grill & Bar concept. Franchise information also provides an understanding of our revenues as franchise royalties and fees are based on the opening of franchised units and their sales. However, these sales measures are not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP, and may not be comparable to sales measures as defined or used by other companies.

    Buffalo Wild Wings will be hosting a conference call today, May 1, 2007 at 4:00 p.m. Central Daylight Time to discuss these results.
There will be a simultaneous webcast conducted at our website http://www.buffalowildwings.com.

    A replay of the call will be available until May 8, 2007. To access this replay, please dial 973.341.3080, password 8701468.

    About the Company

    Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, Minnesota, is a growing owner, operator and franchisor of restaurants featuring a variety of boldly-flavored, made-to-order menu items including Buffalo-style chicken wings spun in one of 14 signature sauces. Buffalo Wild Wings is an inviting neighborhood destination with widespread appeal and is the recipient of dozens of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently 440 Buffalo Wild Wings locations across 37 states.

    Forward-looking Statements

    Certain statements in this release that are not historical facts, including, without limitation, those relating to our projected unit, revenue and earnings growth rates and future financial performance, are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of our management. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of locations opening in the future, the sales at these and our other company-owned and franchised locations, our ability to successfully operate in new markets, the cost of fresh chicken wings, the success of our marketing initiatives, our ability to control restaurant labor and other restaurant operating costs and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.




              BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF EARNINGS
    (Dollar and share amounts in thousands except per share data)
                             (unaudited)

                                                  Three months ended
                                                 ---------------------
                                                  April 1,  March 26,
                                                    2007       2006
                                                 ---------- ----------

Revenue:
 Restaurant sales                               $   71,059     57,092
 Franchising royalties and fees                      8,843      7,169
                                                 ---------- ----------
     Total revenue                                  79,902     64,261
                                                 ---------- ----------
Costs and expenses:
 Restaurant operating costs:
   Cost of sales                                    22,058     18,005
   Labor                                            21,107     16,595
   Operating                                        11,472      9,443
   Occupancy                                         4,718      4,089
Depreciation                                         3,892      3,330
General and administrative (1)                       8,617      7,078
Preopening                                             318        487
Loss on disposals                                       79        210
                                                 ---------- ----------
     Total costs and expenses                       72,261     59,237
                                                 ---------- ----------
Income from operations                               7,641      5,024
 Interest income                                       700        470
                                                 ---------- ----------
Earnings before income taxes                         8,341      5,494
Income tax expense                                   2,800      1,978
                                                 ---------- ----------
Net earnings                                         5,541      3,516
                                                 ========== ==========
Earnings per common share - basic               $     0.64       0.41
Earnings per common share - diluted                   0.63       0.40
Weighted average share outstanding - basic       8,724,015  8,531,792
Weighted average share outstanding - diluted     8,841,891  8,736,336


    (1) Contains stock-based compensation of $1,268 and $856

    The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:



                                              Three months ended
                                          ---------------------------
                                            April 1,      March 26,
                                              2007           2006
                                          -------------  ------------
Revenue:
    Restaurant sales                              88.9 %        88.8 %
    Franchising royalties and fees                11.1          11.2
                                          -------------  ------------

              Total revenue                      100.0         100.0
                                          -------------  ------------

Costs and expenses:
    Restaurant operating costs:
         Cost of sales                            31.0          31.5
         Labor                                    29.7          29.1
         Operating                                16.1          16.5
         Occupancy                                 6.6           7.2
Depreciation                                       4.9           5.2
General and administrative                        10.8          11.0
Preopening                                         0.4           0.8
Loss on disposals                                  0.1           0.3
                                          -------------  ------------

              Total costs and expenses            90.4          92.2
                                          -------------  ------------

Income from operations                             9.6           7.8

Interest income                                    0.9           0.7
                                          -------------  ------------

Earnings before income taxes                      10.4           8.5
Income tax expense                                 3.5           3.1
                                          -------------  ------------

Net earnings                                       6.9 %         5.5 %
                                          =============  ============




              BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                 April 1, 2007 and December 31, 2006
                    (Dollar amounts in thousands)

                                               April 1,   December 31,
                                                 2007         2006
                                             ------------ ------------
                   Assets
Current assets:
  Cash and cash equivalents                 $     14,082       11,756
  Marketable securities                           57,813       52,829
   Accounts receivable - franchisees, net of
    allowance of $25 and $47, respectively           873          929
  Accounts receivable - other                      5,180        5,212
  Inventory                                        2,015        1,767
  Prepaid expenses                                 1,664        1,052
  Deferred income taxes                            1,800        1,405
                                             ------------ ------------
    Total current assets                          83,427       74,950

Property and equipment, net                       78,819       78,137
Restricted cash                                    3,661        6,007
Other assets                                       1,744        1,720
Goodwill                                             369          369
                                             ------------ ------------
    Total assets                            $    168,020      161,183
                                             ============ ============
    Liabilities and Stockholders' Equity

Current liabilities:
  Unearned franchise fees                   $      2,373        2,347
  Accounts payable                                 6,710        5,874
  Accrued income tax payable                       2,095          264
  Accrued compensation and benefits                9,411       10,963
  Accrued expenses                                 5,010        5,538
  Current portion of deferred lease credits          724          794
                                             ------------ ------------
      Total current liabilities                   26,323       25,780

Long-term liabilities:
  Other liabilities                                1,356          478
  Marketing fund payables                          3,661        6,007
  Deferred income taxes                            2,795        3,162
  Deferred lease credits, net of current
   portion                                         9,542        9,540
                                             ------------ ------------
      Total liabilities                           43,677       44,967

Commitments and contingencies
Common stockholders' equity:
  Undesignated stock, 5,600,000 shares
   authorized                                         --           --
   Common stock, no par value. Authorized
    15,600,000 shares; issued and
    outstanding 8,928,006 and 8,795,590,
    respectively                                  77,616       75,030
  Retained earnings                               46,727       41,186
                                             ------------ ------------
    Total stockholders' equity                   124,343      116,216
                                             ------------ ------------
    Total liabilities and stockholders'
     equity                                 $    168,020      161,183
                                             ============ ============




              BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF CASH FLOWS
                    (Dollar amounts in thousands)
                             (unaudited)

                                                  Three months ended
                                                 ---------------------
                                                  April 1,   March 26,
                                                    2007       2006
                                                 ----------- ---------
Cash flows from operating activities:
   Net earnings                                 $     5,541     3,516
   Adjustments to reconcile net earnings to cash
    provided by operations:
     Depreciation                                     3,892     3,330
     Amortization                                        19        37
     Loss on disposals                                   87       210
     Deferred lease credits                             302        87
     Deferred income taxes                             (762)   (1,250)
     Stock-based compensation                         1,268       856
     Excess tax benefit from the exercise of
      stock options                                    (585)      (83)
     Change in operating assets and liabilities:
       Purchase of trading securities                   (91)       --
       Accounts receivable                             (282)   (1,474)
       Inventory                                       (248)      (65)
       Prepaid expenses                                (612)      482
       Other assets                                     (24)       (6)
       Unearned franchise fees                           26       190
       Accounts payable                                  79       877
       Income taxes                                   2,416     2,756
       Accrued expenses                                 273       (68)
                                                 ----------- ---------
        Net cash provided by operating
         activities                                  11,299     9,395
                                                 ----------- ---------
Cash flows from investing activities:
   Acquisition of property and equipment             (3,904)   (4,686)
   Purchase of marketable securities                (39,605)  (24,530)
   Proceeds from marketable securities               34,693    22,874
                                                 ----------- ---------
                 Net cash used in investing
                  activities                         (8,816)   (6,342)
                                                 ----------- ---------
Cash flows from financing activities:
   Issuance of common stock                             441        93
   Tax payments for restricted stock                 (1,183)     (687)
   Excess tax benefit from the exercise of stock
    options                                             585        83
                                                 ----------- ---------
    Net cash used in financing activities              (157)     (511)
                                                 ----------- ---------
    Net increase in cash and cash equivalents         2,326     2,542
Cash and cash equivalents at beginning of period     11,756     3,986
                                                 ----------- ---------
Cash and cash equivalents at end of period      $    14,082     6,528
                                                 =========== =========




BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

                           Restaurant Count

Company-owned Restaurants:
                    Q1            Q2            Q3            Q4
              -------------- ------------ -------------- -------------
    2007                140
    2006                124          129            134           139
    2005                106          110            116           122
    2004                 88           92             97           103
    2003                 73           74             77            84

Franchised Restaurants:
                    Q1            Q2            Q3            Q4
              -------------- ------------ -------------- -------------
    2007                299
    2006                260          270            278           290
    2005                212          224            234           248
    2004                168          175            189           203
    2003                131          138            142           161





                           Same-Store Sales

Company-owned Restaurants:
                Q1          Q2         Q3          Q4         Year
           ------------ ---------- ----------- ----------- -----------
   2007            8.7%
   2006            7.7%       8.2%       11.8%       13.2%       10.4%
   2005            6.1%       2.7%        1.8%        2.5%        3.2%
   2004           11.1%      10.6%        9.9%        7.6%        9.7%
   2003          (1.4%)       2.7%        6.7%        8.5%        4.3%

Franchised Restaurants:
                Q1          Q2         Q3          Q4         Year
           ------------ ---------- ----------- ----------- -----------
   2007            3.3%
   2006            6.7%       4.7%        6.4%        6.5%        6.1%
   2005            3.2%       1.8%        1.1%        2.6%        2.2%
   2004           12.0%      10.4%        5.7%        3.7%        7.6%
   2003          (0.4%)       2.3%        8.5%       10.7%        5.6%




BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

                     Average Weekly Sales Volumes

Company-owned Restaurants:
               Q1          Q2          Q3          Q4         Year
           ----------- ----------- ----------- ----------- -----------
   2007       $39,254
   2006        35,857      33,660      35,380      38,800      36,033
   2005        33,195      30,531      31,361      33,953      32,304
   2004        32,289      30,248      30,983      33,038      31,663
   2003        28,782      27,132      28,281      31,171      28,886

Franchised Restaurants:
               Q1          Q2          Q3          Q4         Year
           ----------- ----------- ----------- ----------- -----------
   2007       $46,439
   2006        44,342      42,338      42,963      46,008      43,975
   2005        41,309      39,824      40,149      42,533      40,999
   2004        39,678      38,072      38,727      40,926      39,402
   2003        33,920      33,393      35,289      39,014      35,491




                     Average Wing Price Per Pound

              Q1          Q2           Q3          Q4         Year
         ------------ ----------- ------------ ----------- -----------
  2007         $1.40
  2006          1.24        1.10         1.14        1.21        1.17
  2005          1.45        1.14         1.08        1.17        1.20
  2004          1.49        1.46         1.35        1.30        1.39
  2003          1.01        1.02         1.00        1.21        1.06



    CONTACT: Buffalo Wild Wings, Inc.
             Investor Relations Contact:
             Mary Twinem, 952-253-0731